Exhibit 10.15
SECOND LOAN MODIFICATION AGREEMENT
     This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of March 20th 2007, by and among SILICON VALLEY BANK, a California corporation (“SVB”), as collateral agent (the “Collateral Agent”) for the Lenders and administrative agent (the “Administrative Agent”) for the Lenders (Collateral Agent and Administrative Agent are collectively the “Agent”), and the Lenders listed on Schedule 1.1 and otherwise party hereto, including, without limitation, SVB and JPMORGAN CHASE BANK, N.A. (“JPMorgan”) (SVB and JPMorgan are, collectively, the “Joint Bookrunners”) and GAIN CAPITAL HOLDINGS, INC., a Delaware corporation (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to the Lenders, Borrower is indebted to the Lenders pursuant to a loan arrangement dated as of March 29, 2006, evidenced by, among other documents, a certain Loan and Security Agreement dated as of March 29, 2006, between Borrower and the Lenders, as amended by a certain First Loan Modification Agreement dated as of October 16, 2006, between Borrower and Lenders (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Agent, for the ratable benefit of the Lenders, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
     A. Modifications to Loan Agreement.
1.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:
““Revolving Line” is an Advance or Advances in an aggregate amount of up to Five Million Dollars ($5,000,000.00) outstanding at any time.”
                    and inserting in lieu thereof the following:
““Revolving Line” is an Advance or Advances in an aggregate amount of up to Ten Million Dollars ($10,000,000.00) outstanding at any time.”
2.	The Schedule appearing as Schedule 1.1 to the Loan Agreement is hereby replaced with the Schedule attached as Exhibit A hereto.
4. FEES. Borrower shall reimburse Agent for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
5. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of March 29, 2006, between Borrower and Lenders, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Lenders in the Perfection Certificate have not changed, as of the date hereof.
6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Agent, for the ratable benefit of the Lenders, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower now has no offsets, defenses, claims, or counterclaims against Agent or Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Agent or Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and Lenders from any liability thereunder.
9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lenders’ agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate any Lender to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lenders and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Agent in writing. No maker will be released by virtue of this Loan Modification Agreement.
10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lenders.
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     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:			LENDERS:

GAIN CAPITAL HOLDINGS, INC.			SILICON VALLEY BANK, as Agent and Lender

By:	/s/ Mark Galant		By:	/s/ Michael Moretti

	Name:	Mark Galant		Name:	Michael Moretti

	Title:	Chief Executive Officer		Title:	SVP

JPMORGAN CHASE BANK, N.A., as LENDER
By:	/s/ Bradley J. Thomson
	Name:	Bradley J. Thomson
	Title:	Senior Vice President

     The undersigned, GAIN HOLDINGS, LLC, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated as of March 29, 2006 (the “Guaranty”) and acknowledges, confirms and agrees that (i) the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith, and (ii) the Guaranty shall continue to pertain to all Obligations.

GAIN HOLDINGS, LLC
By:	/s/ Mark Galant
	Name:	Mark Galant
	Title:	President

Exhibit A
Schedule 1.1
Lenders and Commitments

		Term Loan Commitment
Lender	Term Loan Commitment	Percentage
Silicon Valley Bank	$15,000,000.00	50.00%
JPMorgan Chase Bank, N.A.	$15,000,000.00	50.00%

TOTAL	$30,000,000.00	100.00%

	Revolving Line	Revolving Line
Lender	Commitment	Commitment Percentage
Silicon Valley Bank	$5,000,000.00	50.00%
JPMorgan Chase Bank, N.A.	$5,000,000.00	50.00%

TOTAL	$10,000,000.00	100.00%